                               CUSTODIAN CONTRACT
                                     Between
                         PERMANENT PORTFOLIO FUND, INC.
                                       and
                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

1.    Employment of Custodian and Property to be Held by It....................1

2.    Duties of the Custodian with Respect to Property of the Fund Held

      2.9       Liability for Payment in Advance of Receipt of

3.   Duties of the Custodian with Respect to Property of the Fund

8.   Duties of Custodian with Respect to the Books of Account

                               CUSTODIAN CONTRACT

         This Contract  between  Permanent  Portfolio Fund,  Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 7 Fourth Street,  Suite 14, Petaluma,  California 94952  hereinafter called the “Fund”,  and State  Street Bank and Trust  Company,  a  Massachusetts

trust company,  having its principal  place of business at 225 Franklin  Street,

Boston, Massachusetts, 02110, hereinafter called the “Custodian”,

                                   WITNESSETH:

         WHEREAS,  the Fund is  authorized  to issue shares in separate  series,

with  each  such  series  representing  interests  in a  separate  portfolio  of securities and other assets; and

         WHEREAS,  the Fund  intends to  initially  offer  shares in two series,

referred to as the Permanent  Portfolio and the Treasury  Bill  Portfolio  (such series together with all other series  subsequently  established by the Fund and made  subject to this  Contract in  accordance  with  Section 16,  being  herein referred to as the “Portfolio(s)”);

         NOW THEREFOR,  in  consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of the assets of the  Portfolios  of  the  Fund  including  securities,  precious  metals,  other investments  and cash it desires to be held within the United States  (“domestic securities”)  and securities,  precious  metals,  other  investments and cash it desires to be held outside the United States (“foreign  securities”) pursuant to

Article 3 hereof pursuant to the provisions of the Articles of Incorporation, as amended,  of the Fund, The Fund on behalf of the Portfolio(s)  agrees to deliver to the Custodian all securities,  precious metals, other investments and cash of the Portfolios (hereinafter referred to collectively as the “Property”), and all payments of Income,  payments of principal or capital distributions  received by it with respect to all Property owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $.001 par value per share of the Portfolios,  (“Shares”) as may be issued or sold from  time to time.  The  Custodian  shall  not be  responsible  for any

Property of a Portfolio  held or received by the  Portfolio and not delivered to the Custodian.

         Upon  receipt of “Proper  Instructions”  (within the meaning of Section

5), the Custodian  shall on behalf of the applicable  Portfolio(s)  from time to time employ one or more sub-custodians authorized to act as such under the terms of the Investment Company Act of 1940, but only in accordance with an applicable vote  by the  Board  of  Directors  of the  Fund  on  behalf  of the  applicable

Portfolio(s),  and  provided  that  the  Custodian  shall  have  no more or less responsibility  or  liability to the Fund on account of any actions or omissions of  any  sub-custodian  so  employed  than  any  such  sub-custodian  has to the

Custodian.

                                       -2-

2.       Duties of the Custodian with Respect to Property  of  the Fund Held

         By the Custodian in the United States

         The  provisions  of this  Article  2 shall  apply to the  duties of the

Custodian as they relate to Property, including domestic securities, held in the

United States.

2.1      Holding Securities.  The Custodian shall hold and physically  segregate for the account of each Portfolio all non-cash property,  including all domestic  securities  owned by such  Portfolio  to be held by it in the

         United States,  other than (a) domestic securities which are maintained pursuant  to  Section  2.11  in  a  clearing  agency  which  acts  as a securities  depository or in a book-entry system authorized by the U.S.

         Department  of  the  Treasury,   collectively  referred  to  herein  as

         “Securities  System”  and (b)  commercial  paper of an Issuer for which

         State  Street Bank and Trust  Company  acts as issuing and paying agent

         (“Direct  Paper”)  which is deposited  and/or  maintained in the Direct

         Paper System of the Custodian pursuant to Section 2.11A.

2.2      Delivery of Property. The Custodian shall release and deliver Property,

         including  domestic  securities,  owned  by a  Portfolio  held  by  the

         Custodian in the United States or in a Securities System account of the

         Custodian or in the Custodian’s  Direct Paper book entry system account

         (“Direct   Paper   System   Account”)   only  upon  receipt  of  Proper

         Instructions from the Fund on behalf of the applicable Portfolio, which

                                       -3-

         may be continuing  instructions when deemed appropriate by the parties,

         and only in the following cases:

               1)    Upon  sale  of  such   Property   consisting   of  domestic

                     securities  for the account of the Portfolio and receipt of payment therefor;

               2)    Upon  the  sale of such  Property  consisting  of  precious metals in the form of gold and silver  effected by means of commodity  exchange  receipts and consisting of Swiss franc assets as more fully described in Exhibit A;

               3)    Upon  the  receipt  of  payment  in  connection   with  any

                     repurchase  agreement  related to such  securities  entered into by the Portfolio;

               4)    In the case of a sale effected through a Securities System,

                     in accordance with the provisions of Section 2.11 hereof;

               5)    To the depository  agent in connection with tender or other similar offers for securities of the Portfolio;

               6)    To the issuer thereof or its agent when such securities are called,  redeemed,  retired or  otherwise  become  payable;

                     provided  that,  in  any  such  case,  the  cash  or  other consideration is to be delivered to the Custodian;

               7)    To the issuer thereof,  or its agent, for transfer into the

                                       -4-

                     name of the  Portfolio  or into the name of any  nominee or nominees of the  Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.10 or into the

                     name  or  nominee  name  of  any  sub-custodian   appointed

                     pursuant  to Article  1; or for  exchange  for a  different

                     number   of   bonds,   certificates   or   other   evidence

                     representing  the same  aggregate  face amount or number of units;  provided that, in any such case, the new securities are to be delivered to the Custodian;

               8)    Upon the sale of such  securities  for the  account  of the

                     Portfolio,  to the broker or its clearing agent,  against a

                     receipt,   for   examination  in  accordance  with  “street

                     delivery”  custom;  provided  that in any  such  case,  the

                     Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities  prior to receiving  payment for such securities  except as may arise from the Custodian’s own negligence or willful misconduct;

               9)    For exchange or conversion  pursuant to any plan of merger,

                                       -5-

                     consolidation,    recapitalization,    reorganization    or

                     readjustment  of the  securities  of  the  issuer  of  such

                     securities,   or  pursuant  to  provisions  for  conversion

                     contained  in such  securities,  or pursuant to any deposit agreement;  provided  that,  in  any  such  ease,  the  new securities  and cash,  if any,  are to be  delivered to the

                     Custodian;

               10)   In the case of warrants, rights or similar securities,  the surrender thereof in the exercise of such warrants,  rights or similar  securities or the surrender of interim receipts or temporary securities for definitive securities; provided that,  in any such case,  the new  securities  and cash, if any, are to be delivered to the Custodian;

               11)   For  delivery in  connection  with  any loans of  Property,

                     including domestic securities,  made by the Portfolio,  but only against receipt of adequate  collateral as agreed upon from time to time by the  Custodian  and the Fund on behalf of the  Portfolio,  which  may be in the  form  of  cash or obligations  issued by the United  States  government,  its agencies or  instrumentalities,  except that in  connection with any loans for which  collateral  is to be  credited to the Custodian’s account in the book-entry system authorized

                                       -6-

                     by the U.S. Department of the Treasury,  the Custodian will not be held  liable  or  responsible  for the  delivery  of securities  owned by the Portfolio  prior to the receipt of such collateral;

               12)   For delivery as security in connection  with any borrowings by the Fund on behalf of the  Portfolio  requiring a pledge of assets by the Fund on behalf of the Portfolio, but only,

                     against receipt of amounts borrowed;

               13)   For  delivery  in  accordance  with the  provisions  of any agreement  among the Fund on behalf of the  Portfolio,  the

                     Custodian  and  a   broker-dealer   registered   under  the

                     Securities  Exchange Act of 1934 (the “Exchange Act”) and a

                     member of The National  Association of Securities  Dealers,

                     Inc. (“NASD”), relating to compliance with the rules of The

                     Options Clearing Corporation and of any registered national securities  exchange,  or of any  similar  organization  or organizations,  regarding  escrow or other  arrangements in connection with transactions by the Portfolio of the Fund;

               14)   For  delivery  in  accordance  with the  provisions  of any agreement  among  the Fund on behalf of the Portfolio,  the

                                       -7-

                     Custodian,  and a Futures  Commission  Merchant  registered under the Commodity  Exchange  Act,  relating to compliance with the rules of the Commodity Futures Trading  Commission and/or any Contract Market, or any similar  organization or organizations,  regarding  account  deposits in  connection with transactions by the Portfolio of the Fund;

               15)   Upon  receipt  of  instructions  from  the  transfer  agent

                     (“Transfer  Agent”)  for the  Fund,  for  delivery  to such

                     Transfer  Agent or to the  holders of shares in  connection with  distributions  in kind, as may be described from time to time in the currently effective prospectus and statement of  additional  information  of the  Fund,  related  to the

                     Portfolio  (“Prospectus”),  in  satisfaction of requests by holders of Shares for repurchase or redemption; and

               16)   For any  other  proper  corporate  purpose,  but only  upon receipt  of, in addition  to Proper  Instructions  from the

                     Fund on behalf of the  applicable  Portfolio,  a  certified copy of a  resolution  of the Board of  Directors or of the

                     Executive  Committee  signed by an  officer of the Fund and certified  by  the  Secretary  or an  Assistant  Secretary,

                                       -8-

                     specifying the securities of the Portfolio to be delivered,

                     setting  forth the purpose for which such delivery is to be made,  declaring  such  purpose  to be a  proper  corporate purpose,  and naming the person or persons to whom delivery of such securities shall be made.

2.3      Title to Property and  Registration of Securities.  Except as otherwise specifically  provided  herein with respect to specified  assets of the

         Fund,  title to all Property shall be held in the name of the Portfolio or of a  nominee  of the  Fund on  behalf  of the  Portfolio  or of the

         Custodian. Domestic securities held by the Custodian (other than bearer securities) in the United States shall be registered in the name of the

         Portfolio  or in the name of any  nominee  of the Fund on behalf of the

         Portfolio or of any nominee of the  Custodian  which  nominee  shall be assigned  exclusively to the Portfolio,  unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered  investment  companies having the same investment adviser as the  Portfolio,  or in the name or nominee name of any agent  appointed pursuant  to  Section  2.10  or in the  name  or  nominee  name  of any sub-custodian  appointed pursuant to Article 1. All domestic securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in “street name” or other good delivery form.

                                       -9-

2.4      Bank  Accounts.  The Custodian  shall open and maintain a separate bank account or accounts in the name of each Portfolio of the Fund,  subject only to draft or order by the Custodian acting pursuant to the terms of this Contract,  and shall hold in such account or accounts,  subject to the provisions  hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account  established  and used in accordance  with Rule l7f-3 under the

         Investment  Company  Act of 1940.  Funds  held by the  Custodian  for a

         Portfolio  may be  deposited  by it to its credit as  Custodian  in the

         Banking  Department  of the  Custodian  or in such other banks or trust companies as it may in its  discretion  deem  necessary  or  desirable;

         provided,  however,  that  every  such bank or trust  company  shall be qualified  to act as a custodian  under the  Investment  Company Act of

         1940 and that  each  such  bank or trust  company  and the  funds to be deposited  with each such bank or trust company shall on behalf of each applicable  Portfolio be approved by vote of a majority of the Board of

         Directors of the Fund.  Such funds shall be deposited by the  Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5      Payments for Shares.  The Custodian  shall receive from the distributor for the Shares or from the Transfer  Agent of the Fund and deposit into

                                      -10-

         the account of the appropriate  Portfolio such payments as are received for  Shares of that  Portfolio  issued or sold from time to time by the

         Fund.  The Custodian will provide  timely  notification  to the Fund on behalf of each such  Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

2.6      Availability of Federal Funds.  Upon mutual agreement  between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper  Instructions from the Fund on behalf of a Portfolio,  make federal funds  available to such  Portfolio as of specified  times  agreed  upon  from  time to time by the  Fund and the

         Custodian  in the amount of checks  received  in payment  for Shares of such Portfolio which are deposited into the Portfolio’s account.

2.7      Collection of Income. The Custodian shall collect on a timely basis all

         income  and  other   payments  with  respect  to  registered   domestic

         securities  held  hereunder to which each  Portfolio  shall be entitled either by law or pursuant to  custom in the  securities  business,  and shall  collect on a timely  basis all income  and other  payments  with respect to bearer  domestic  securities  and other  Property if, on the date of payment by the issuer,  such securities or Property are held by the Custodian or its agent and shall credit such income,  as collected,

         to such Portfolio’s custodian account.  Without limiting the generality of the  foregoing,  the Custodian  shall detach and present for payment

                                      -11-

         all coupons and other income items  requiring  presentation as and when they  become  due and  shall  collect  interest  when  due on  Property including domestic securities held hereunder. Income due each Portfolio on  Property  including  domestic  securities  loaned  pursuant  to the provisions of Section 2.2 (11) shall be the responsibility of the Fund.

         The  Custodian  will  have  no  duty or  responsibility  in  connection therewith, other than to provide the Fund with such information or data as may be  necessary  to assist  the Fund in  arranging  for the timely delivery  to the  Custodian  of the  income to which the  Portfolio  is properly entitled.

2.8      Payment of Fund Monies.  Upon receipt of Proper  Instructions  from the

         Fund on behalf of the  applicable  Portfolio,  which may be  continuing instructions  when deemed  appropriate  by the parties,  the  Custodian shall pay out monies of a Portfolio in the following cases only:

               1)    Upon the purchase of domestic securities,  options, futures contracts or options on futures  contracts  for the account of the  Portfolio but only (a) against the delivery of such securities  or evidence of title to such  options,  futures contracts or options on futures  contracts to the Custodian

                     (or any bank,  banking firm or trust company doing business in the United States or abroad which is qualified under the

                                      -12-

                     Investment  Company Act of 1940,  as  amended,  to act as a custodian  and has been  designated by the Custodian as its agent  for  this  purpose)  registered  in the  name of the

                     Portfolio  or in the  name of a  nominee  of the  Custodian referred  to in Section  2.3  hereof or in proper  form for transfer;  (b) in the ease of a purchase effected through a

                     Securities  System,  in accordance  with the conditions set forth  in  Section  2.11  hereof;  or (c) in the  case of a purchase  involving the Direct Paper System,  in accordance with the conditions  set forth in Section 2.llA;  or (d) in

                     the  case  of  repurchase  agreements,   including  reverse

                     repurchase  agreements,  entered  into  between the Fund on behalf of the Portfolio and the Custodian, or another bank,

                     or  a  dealer,   (i)  against   delivery  of  the  domestic

                     securities  either in certificate  form or through an entry crediting the  Custodian’s  account at the Federal  Reserve

                     Bank with such  securities or (ii) against  delivery of the receipt  evidencing  purchase by the  Portfolio of domestic securities  owned  by  the  Custodian  along  with  written evidence of the  agreement by the  Custodian to  repurchase such securities from the Portfolio;

                                      -13-

               2)    Upon the purchase of Property consisting of precious metals in the  form  of gold  and  silver  effected  by  means  of commodity  exchange  receipts and consisting of Swiss franc assets as more fully described in Exhibit A hereto.

               3)    In  connection  with  conversion,  exchange or surrender of domestic  securities owned by the Portfolio as set forth in

                     Section 2.2 hereof;

               4)    For the  redemption  or  repurchase of Shares issued by the

                     Portfolio as set forth in Section 4 hereof;

               5)    For the payment of any expense or liability incurred by the

                     Portfolio,  including  but  not  limited  to the  following payments for the account of the Portfolio: interest, taxes,

                     management,  accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in  whole  or  part  capitalized  or  treated  as deferred expenses;

               6)    For  the  payment  of  any  dividends  on  Shares  of   the

                     Portfolio  declared pursuant to the governing  documents of the Fund;

               7)    For payment of the amount of dividends  received in respect of domestic securities sold short;

                                      -14-

               8)    For any other proper purpose,  but only upon receipt of, in addition to Proper  Instructions from the Fund on behalf of the  Portfolio,  a certified  copy of a  resolution  of the

                     Board of  Directors  or of the  Executive  Committee of the

                     Fund signed by an officer of the Fund and  certified by its

                     Secretary or an Assistant Secretary,  specifying the amount of such  payment,  setting forth the purpose for which such payment  is to be  made,  declaring  such  purpose  to be a proper  purpose,  and  naming the person or persons to whom such payment is to be made.

2.9      Liability for Payment in Advance of Receipt of Property  Purchased.  In

         any and every case where  payment for purchase of  Property,  including domestic  securities,  for the  account of a  Portfolio  is made by the

         Custodian  in  advance  of receipt  of the  Property  purchased  in the absence of  specific  written  instructions  from the Fund on behalf of such Portfolio to so pay in advance,  the Custodian shall be absolutely liable  to the Fund for such  Property  to the same  extent  as if such

         Property had been received by the Custodian.

2.10     Appointment  of Agents.  The  Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself  qualified under the Investment  Company Act of

         1940, as amended, to act as a custodian, as its agent to carry out such

                                      -15-

         of the  provisions  of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not  relieve  the  Custodian  of its  responsibilities  or  liabilities hereunder.

2.11     Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain domestic  securities owned by a Portfolio in a clearing agency  registered  with the Securities and Exchange  Commission  under

         Section 17A of the  Securities  Exchange  Act of 1934,  which acts as a securities  depository,  or in the book-entry  system authorized by the

         U.S.   Department  of  the  Treasury  and  certain  federal   agencies,

         collectively  referred to herein as  “Securities  System” in accordance with  applicable  Federal  Reserve  Board and  Securities  and Exchange

         Commission rules and regulations,  if any, and subject to the following provisions:

               1)    The Custodian may keep domestic securities of the Portfolio in a Securities  System  provided that such  securities are represented  in an account  (“Account”) of the Custodian in the Securities System which shall not include any assets of the  Custodian  other  than  assets  held  as a  fiduciary,

                     custodian or otherwise for customers;

               2)    The  records of the  Custodian  with  respect  to  domestic securities  of the  Portfolio  which  are  maintained  in a

                                      -16-

                     Securities   System  shall  identify  by  book-entry  those

                     securities belonging to the Portfolio;

               3)    The Custodian shall pay for domestic  securities  purchased for the account of the Portfolio upon (1) receipt of advice from the Securities  System that such  securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the  Portfolio.  The  Custodian shall transfer domestic  securities sold for the account of

                     the   Portfolio   upon  (i)  receipt  of  advice  from  the

                     Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the  Custodian to reflect  such  transfer and payment for the account of the Portfolio. Copies of all

                     advices  from   the  Securities   System  of  transfers  of

                     domestic securities for the account  of the Portfolio shall identify the Portfolio,  be maintained for the Portfolio by the  Custodian  and be provided to the Fund at its request.

                     Upon  request,  the  Custodian  shall  furnish  the Fund on

                                      -17-

                     behalf of the Portfolio confirmation of each transfer to or from the account of  the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day’s  transactions  in the Securities  System for the account of the Portfolio.

               4)    The Custodian shall provide the Fund for the Portfolio with any report  obtained  by the  Custodian  on the  Securities

                     System’s accounting system, internal accounting control and procedures for safeguarding  domestic securities  deposited in the Securities System;

               5)    The  Custodian  shall have received from the Fund on behalf of the Portfolio the initial or annual certificate,  as the case may be, required by Article 13 hereof;

               6)    Anything to the contrary in this Contract  notwithstanding,

                     the  Custodian  shall be liable to the Fund for the benefit of the  Portfolio  for any loss or damage to the  Portfolio resulting  from use of the  Securities  System by reason of any negligence,  misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or

                                      -18-

                     from failure of the  Custodian or any such agent to enforce

                     effectively   such  rights  as  it  may  have  against  the

                     Securities System; at the election of the Fund, it shall be entitled to be  subrogated  to the rights of the  Custodian with respect to any claim against the Securities  System or any  other  person  which  the  Custodian  may  have  as  a consequence of any such loss or damage if and to the extent that the  Portfolio  has not been  made  whole for any such loss or damage.

2.11A    Fund Assets Held in the Custodian’s  Direct Paper System. The Custodian

         may deposit and/or maintain domestic securities owned by a Portfolio in the Direct  Paper  System of the  Custodian  subject  to the  following provisions:

               1)    No  transaction  relating  to  domestic  securities  in the

                     Direct  Paper  System  will be  effected  in the absence of

                     Proper   Instructions  from  the  Fund  on  behalf  of  the

                     Portfolio;

               2)    The Custodian may keep domestic securities of the Portfolio in the Direct  Paper  System  only if such  securities  are represented  in an account  (“Account”) of the Custodian in the Direct  Paper System which shall not include any assets

                                      -19-

                     of the  Custodian  other than assets  held as a  fiduciary,

                     custodian or otherwise for customers;

               3)    The  records of the  Custodian  with  respect  to  domestic securities  of the  Portfolio  which are  maintained in the

                     Direct  Paper  System shall  identify by  book-entry  those securities belonging to the Portfolio;

               4)    The Custodian shall pay for domestic  securities  purchased for the  account  of the  Portfolio  upon the  making of an entry on the  records  of the  Custodian  to  reflect  such payment and  transfer of  securities  to the account of the

                     Portfolio. The Custodian shall transfer domestic securities sold for the account of the Portfolio upon the making of an entry on the  records  of the  Custodian  to  reflect  such transfer  and  receipt  of payment  for the  account of the

                     Portfolio;

               5)    The  Custodian  shall  furnish  the Fund on  behalf  of the

                     Portfolio  confirmation  of each  transfer  to or from  the account of the  Portfolio,  in the form of a written advice or  notice,  of  Direct  Paper  on the  next  business  day following  such  transfer and shall  furnish to the Fund on behalf of the Portfolio copies of daily transaction  sheets reflecting each day’s  transaction in the Securities System for the account of the Portfolio;

                                      -20-

               6)    The  Custodian  shall  provide  the Fund on  behalf  of the

                     Portfolio  with  any  report  on  its  system  of  internal accounting  control as the Fund may reasonably request from time to time.

2.12     Segregated  Account.   The  Custodian  shall  upon  receipt  of  Proper

         Instructions  from  the Fund on  behalf  of each  applicable  Portfolio establish  and  maintain a  segregated  account or accounts  for and on behalf of each such  Portfolio,  into which  account or accounts may be

         transferred  cash  and/or  domestic   securities,   including  domestic

         securities  maintained  in an  account  by the  Custodian  pursuant  to

         Section 2.11  hereof,  (i) in  accordance  with the  provisions  of any agreement among the Fund on behalf of the Portfolio,  the Custodian and a broker-dealer  registered  under the Exchange Act and a member of the

         NASD (or any futures commission merchant registered under the Commodity

         Exchange  Act),  relating to  compliance  with the rules of The Options

         Clearing Corporation and of any registered national securities exchange

         (or the Commodity Futures Trading Commission or any registered contract market),  or of any similar  organization or  organizations,  regarding escrow or other  arrangements  in connection  with  transactions by the

         Portfolio,   (ii)  for  purposes  of  segregating  cash  or  government securities in connection with options purchased, sold or written by the

                                      -21-

         Portfolio or commodity  futures  contracts or options thereon purchased or sold by the  Portfolio,  (iii) for the purposes of compliance by the

         Portfolio  with the  procedures  required  by  Investment  Company  Act

         Release  No.  10666,  or any  subsequent  release  or  releases  of the

         Securities  and  Exchange  Commission  relating to the  maintenance  of segregated  accounts by  registered  investment  companies and (iv) for other proper corporate purposes,  but only, in the case of clause (iv),

         upon  receipt of, in addition to Proper  Instructions  from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the  Board of  Directors  or of the  Executive  Committee  signed by an officer of the Fund and  certified  by the  Secretary  or an  Assistant

         Secretary,  setting  forth the purpose or  purposes of such  segregated account and declaring such purposes to be proper corporate purposes.

2.13     Ownership  Certificates  for Tax Purposes.  The Custodian shall execute ownership and other  certificates  and  affidavits  for all federal and state  tax  purposes  in  connection  with  receipt  of income or other payments with respect to Property  (excluding  foreign  securities)  of each  Portfolio  held by it and in  connection  with  transfers of such

         Property.

2.14     Proxies.  The Custodian shall, with respect to the domestic  securities held hereunder,  cause to be promptly executed by the registered holder of such securities, if the domestic securities are registered otherwise

                                      -22-

         than in the name of the Portfolio or a nominee of  the  Portfolio,  all proxies,  without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15     Communications  Relating to Portfolio  Securities.  The Custodian shall

         transmit   promptly  to  the  Fund  for  each   Portfolio  all  written

         information  (including,  without  limitation,  pendency  of calls  and

         maturities  of  domestic   securities  and  expirations  of  rights  in

         connection  therewith  and  notices of exercise of call and put options written  by the Fund on behalf of the  Portfolio  and the  maturity  of futures contracts  purchased or sold by the Portfolio)  received by the

         Custodian  from  issuers  of  domestic  securities  being  held for the

         Portfolio.  With respect to tender or exchange  offers,  the  Custodian shall  transmit  promptly  to the  Portfolio  all  written  information received by the  Custodian  from issuers of domestic  securities  whose tender or exchange is sought and from the party (or his agents)  making the tender or exchange offer.  If the Portfolio  desires to take action with respect to any tender offer,  exchange  offer or any other similar transaction,  the  Portfolio  shall notify the Custodian at least three business  days prior to the date on which the Custodian is to take such action.

                                      -23-

2.16     Reports to Fund by Independent  Public  Accountants The Custodian shall provide the Fund, on behalf of each of the  Portfolios at such times as the Fund may reasonably  require,  with reports by  independent  public accountants on the accounting system,  internal  accounting control and procedures for safeguarding  Property,  including  securities,  futures contracts and options on futures  contracts,  and securities  deposited and/or  maintained  in a  Securities  System,  relating to the services provided by the Custodian under this Contract;  such reports,  shall be of sufficient  scope and in  sufficient  detail,  as may  reasonably be required by the Fund to provide reasonable  assurance that any material inadequacies would be disclosed by such examination,  and, if there are no such inadequacies, the reports shall so state.

3.       Duties of the  Custodian  with  Respect  to  Property  of the Fund Held

Outside of the United States. The provision of this Article 3 shall apply to the duties of the  Custodian as they relate to foreign  securities  held outside the

United States.

3.1      Appointment of Chase as Sub-Custodian.  The Custodian is authorized and instructed  by the Fund on behalf  of the  Portfolios  to employ  Chase

         Manhattan  Bank  N.A.   (“Chase”)  as  subcustodian   for  the  foreign

         securities   (including   cash   incidental  to  transactions  in  such

         securities)  of the Portfolios on the terms and conditions set forth in the  Subcustody  Contract  between  the  Custodian  and Chase  which is

                                      -24-

         attached hereto as Exhibit A (the “Subcustody Contract”). The Custodian

         acknowledges  that it has  entered  into the  Subcustody  Contract  and hereby agrees to provide such  services to the Fund and the  Portfolios and in  accordance  with such  Subcustody  Contract  as  necessary  for foreign custody services to be provided pursuant thereto.

3.2      Standard of Care; Liability.  Notwithstanding  anything to the contrary in this Contract, the Custodian shall not be liable to the Fund for any loss, damage,  cost,  expense,  liability or claim arising out of or in connection with the maintenance of custody of the foreign securities of the  Portfolios  by  Chase  or by  any  other  banking  institution  or securities  depository employed pursuant to the terms of the Subcustody

         Contract,  except that the Custodian shall be liable for any such loss,

         damage,  cost, expense,  liability or claim directly resulting from the failure of the Custodian to exercise reasonable care in the performance of its duties  hereunder.  At the election of the Fund on behalf of the

         Portfolios,  the Fund on behalf of the Portfolios  shall be entitled to be  subrogated  to the  rights of the  Custodian  under the  Subcustody

         Contract with respect to any claims arising thereunder against Chase or any other  banking  institution  or securities  depository  employed by

         Chase if and to the extent  that the Fund and the  Portfolios  have not been made whole therefor.

                                      -25-

3.3      Fund’s  Responsibility  for  Rules  and  Regulations.  As  between  the

         Custodian and the Fund, the Fund on behalf of the  Portfolios  shall be solely responsible to assure that the maintenance of foreign securities pursuant  to the’  terms of the  Subcustody  Contract  comply  with all rules,  regulations,  interpretations  and orders of the Securities and

         Exchange Commission  applicable to a registered investment company, and the Custodian assumes no responsibility and makes no representations as to such compliance.

4.       Payments for  Repurchases or  Redemptions  of Shares of the Fund.  From

such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation,  as amended, of the Fund and any applicable votes of the Board of Directors of the Fund pursuant  thereto,  the  Custodian  shall,

upon receipt of instructions  from the Transfer Agent,  make funds available for payment to holders of Shares who have  delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund,  the Custodian  shall honor checks drawn on

U.S.  Trust  Company of New York by a holder of Shares,  which  checks have been furnished by the Fund to the holder of Shares,  when  presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

                                      -26-

5.       Proper  Instructions.  Proper  Instructions  as  used  throughout  this

Contract means a writing signed or initialed by one or more person or persons as the  Board of  Directors  shall  have from  time to time  authorized.  Each such writing  shall  set  forth  the  specific  transaction  or type  of  transaction involved, including a specific statement of the purpose for which such action is requested.  Oral  instructions  will be considered  Proper  Instructions  if the

Custodian  reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Fund shall cause all oral  instructions  to be  confirmed  in  writing.  Upon  receipt of a certificate of the Secretary or an Assistant  Secretary as to the  authorization by the Board of Directors of the Fund  accompanied by a detailed  description of procedures  approved by the Board of Directors,  Proper Instructions may include

communications  effected  directly  between   electro-mechanical  or  electronic

devices  provided  that the Board of Directors  and the  Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios’ assets.

6.       Actions Permitted without Express  Authority.  The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable

Portfolio:

               1)    make  payments  to itself or others for minor  expenses  of handling  Property or other similar  items  relating to its duties under this Contract, provided that all such payments shall  be  accounted  for  to the  Fund  on  behalf  of the

                     Portfolio;

               2)    surrender  securities in temporary  form for  securities in definitive form;

                                      -27-

               3)    endorse  for  collection,  in the  name  of the  Portfolio,

                     checks, drafts and other negotiable instruments; and

               4)    in  general,  attend to all  non-discretionary  details  in connection with the sale, exchange, substitution, purchase,

                     transfer  and  other  dealings  with  the  Property  of the

                     Portfolio  except  as  otherwise  directed  by the Board of

                     Directors of the Fund.

7.       Evidence of Authority.  The Custodian shall be protected in acting upon any instructions,  notice, request, consent,  certificate or other instrument or paper  believed by it to be genuine and to have been properly  executed by or on behalf of the Fund.  The Custodian may receive and accept a certified  copy of a vote of the Board of  Directors  of the Fund as  conclusive  evidence (a) of the authority  of any  person  to act in  accordance  with  such  vote or (b) of any determination  or of any  action  by the  Board  of  Directors  pursuant  to the

Articles of  Incorporation,  as amended,  of the Fund as described in such vote,

and such vote may be considered as in full force and effect until receipt by the

Custodian of written notice to the contrary.

8.       Duties  of  Custodian  with  Respect  to  the  Books,  of  Account  and

Calculation  of Net Asset Value and Net Income.

         The Custodian shall cooperate with and supply necessary  information to the entity or entities  appointed  by the Board of Directors of the Fund to keep the books of account of each  Portfolio  and/or  compute the net asset value per share of the outstanding  shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the

                                      -28-

Portfolio, shall itself keep such books of account and/or compute such net asset value per share.  If so directed,  the Custodian  shall also calculate daily the net income of the  Portfolio  as  described  in the Fund’s  currently  effective prospectus  related to such Portfolio and shall advise the Fund and the Transfer

Agent  daily of the total  amounts  of such net income  and,  if  instructed  in writing by an  officer of the Fund to do so,  shall  advise the  Transfer  Agent periodically  of the division of such net income  among its various  components.

The  calculations  of the net asset value per share and the daily income of each

Portfolio  shall be made at the time or times described from time to time in the

Fund’s currently effective prospectus related to such Portfolio.

9.       Records

         The Custodian shall with respect to each Portfolio  create and maintain all records  relating to its activities and  obligations  under this Contract in such  manner  as will meet the  obligations  of the Fund  under  the  Investment

Company Act of 1940, with  particular  attention to Section 31 thereof and Rules

31a-l and 31a-2 thereunder,  applicable federal and state tax laws and any other law or  administrative  rules or procedures which may be applicable to the Fund.

All such records shall be the property of the Fund and shall at all times during the regular  business  hours of the  Custodian  be open for  inspection  by duly authorized officers, employees or agents of the Fund and employees and agents of the  Securities  and Exchange  Commission.  The Custodian  shall,  at the Fund’s request, supply the Fund with a tabulation of Property owned by each

                                      -29-

Portfolio and held by the Custodian  and shall,  when  requested to do so by the

Fund and for such  compensation as shall be agreed upon between the Fund and the

Custodian, include certificate numbers in such tabulations.

10.      Opinion of Fund’s Independent Accountant

         The Custodian shall take all reasonable  action,  as the Fund on behalf of each applicable  Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent  accountants with respect to its  activities  hereunder in connection  with the  preparation of the Fund’s

Form N-lA, and Form N-SAR or other annual reports to the Securities and Exchange

Commission and, with respect to any other requirements of such Commission.

11.      Compensation   of  Custodian

         The  Custodian  shall be entitled to  reasonable  compensation  for its services and expenses as Custodian, as agreed upon from time to time between the

Fund on behalf of each applicable Portfolio and the Custodian.

12.      Responsibility of Custodian

         So long as and to the extent that it is in the  exercise of  reasonable care,  the  Custodian  shall  not be  responsible  for the  title,  validity  or genuineness  of any  property  or evidence  of title  thereto  received by it or delivered by it pursuant to this  Contract and shall be held  harmless in acting upon any notice,  request,  consent,  certificate or other instrument reasonably believed  by it to be genuine  and to be signed by the proper  party or parties.

The Custodian  shall be held to the exercise of reasonable  care in carrying out the provisions of this Contract, but shall be

                                      -30-

kept  indemnified  by and shall be without  liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel  (who may be counsel for the Fund) on all matters,  and shall be without  liability for any action reasonably taken or

omitted   pursuant  to  such  advice.   Notwithstanding   the   foregoing,   the

responsibility  of the Custodian with respect to  redemptions  effected by check shall be in  accordance  with a separate  Agreement  entered  into  between  the

Custodian  and the  Fund.  If the Fund on  behalf of a  Portfolio  requires  the

Custodian to take any action with respect to securities,  which action  involves the  payment of money or which  action  may,  in the  opinion of the  Custodian,

result in the  Custodian  or its nominee  assigned to the Fund or the  Portfolio being liable for the payment of money or incurring liability of some other form,

the  Fund on  behalf  of the  Portfolio,  as a  prerequisite  to  requiring  the

Custodian to take such action,  shall  provide  indemnity to the Custodian in an amount and form satisfactory to it.

         If the Fund requires the  Custodian to advance cash or  securities  for any purpose for the benefit of a Portfolio or in the event that the Custodian or

its  nominee  shall  incur  or  be  assessed  any  taxes,   charges,   expenses,

assessments,  claims or liabilities in connection  with the  performance of this

Contract,  except  such as may arise  from its or its  nominee’s  own  negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable  Portfolio shall be security therefor and

                                      -31-

should the Fund fail to repay the Custodian  promptly,  the  Custodian  shall be entitled to utilize available cash and to dispose of such Portfolio’s  assets to the extent necessary to obtain reimbursement.

13.  Effective  Period,  Termination  and  Amendment

This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual  agreement of the parties  hereto and may be terminated by either party by an instrument in writing  delivered or mailed,  postage  prepaid to the other party,  such  termination  to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian

Shall not with  respect to a  Portfolio  act under  Section  2.11  hereof in the absence of receipt of an initial  certificate  of the  Secretary or an Assistant

Secretary  that the Board of  Directors of the Fund has approved the initial use of a particular Securities System by such Portfolio and the receipt of an annual certificate  of the  Secretary  or an  Assistant  Secretary  that  the  Board of

Directors has reviewed the use by such Portfolio of such Securities  System,  as required in each case by Rule l7f-4 under the Investment Company Act of 1940, as amended and that the  Custodian  shall not with respect to a Portfolio act under

Section 2.11A hereof in the absence of receipt of an initial  certificate of the

Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System by such  Portfolio  and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of

                                      -32-

Directors  has  reviewed the use by such  Portfolio of the Direct Paper  System;

provided  further,  however,  that the Fund  shall not amend or  terminate  this

Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, as amended, of the Fund, and further provided,  that the Fund on behalf of one or more of the  Portfolios  may at any time by action of its Board of Directors  (i)  substitute  another bank or trust company for the Custodian by giving notice as described  above to the Custodian,

or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the  Comptroller of the Currency or

upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund on behalf of each applicable

Portfolio  shall pay to the Custodian such  compensation as may be due as of the date of such  termination  and shall  likewise  reimburse  the Custodian for its costs, expenses and disbursements.

14.      Successor  Custodian

         If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Directors of the Fund,  the Custodian  shall,

upon  termination,  deliver to such  successor  custodian at the office,  of the

Custodian,  duly  endorsed  and in the form for  transfer,  all Property of each applicable  Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the domestic securities of each such Portfolio held in a Securities System.

                                      -33-

         If no such successor custodian shall be appointed, the Custodian shall,

in like  manner,  upon  receipt  of a  certified  copy of a vote of the Board of

Directors of the Fund,  deliver at the office of the Custodian and transfer such

Property in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered’ to the  Custodian  on or  before  the  date  when  such  termination  shall  become effective, then the Custodian shall have the right to deliver to a bank or trust company,  which is a “bank” as defined in the  Investment  Company  Act of 1940,

doing  business  in  Boston,  Massachusetts,  of its own  selection,  having  an aggregate  capital,  surplus,  and  undivided  profits,  as  shown  by its  last published  report,  of not  less  than  $25,000,000,  all  Property  held by the

Custodian on behalf of each applicable Portfolio and all instruments held by the

Custodian  relative  thereto  held by it under this  Contract  on behalf of each applicable  Portfolio and to transfer to an account of such successor  custodian all of the domestic  securities of each such  Portfolio  held in any  Securities

System.  Thereafter,  such bank or trust  company  shall be the successor of the

Custodian under this Contract.

         In the event that Property  remains in the  possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor  custodian,  the Custodian shall be entitled to fair  compensation for

                                      -34-

its services  during such period as the  Custodian  retains  possession  of such

Property  and the  provisions  of  this  Contract  relating  to the  duties  and obligations of the Custodian shall remain in full force and effect.

15.      Interpretive  and  Additional   Provisions

         In connection  with the operation of this  Contract,  the Custodian and the Fund on behalf  of each of the  Portfolios,  may from time to time  agree on such  provisions  interpretive  of or in  addition  to the  provisions  of  this

Contract as may in their joint opinion be  consistent  with the general tenor of this Contract.  Any such  interpretive  or additional  provisions  shall be in a writing  signed by both parties and shall be annexed  hereto,  provided  that no such  interpretive  or additional  provisions  shall  contravene  any applicable federal or state  regulations or any provision of the Articles of Incorporation,

as amended,  of the Fund.  No  interpretive  or  additional  provisions  made as provided in the  preceding  sentence  shall be deemed to be an amendment of this

Contract.

16.      Additional  Funds

         In the event that the Fund  establishes one or more series of Shares in addition to the Permanent Portfolio and the Treasury Bill Portfolio with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing,  and if the Custodian agrees in writing to provide such services, such series of Shares shall become a

Portfolio hereunder.

                                      -35-

17.      Massachusetts  Law to Apply

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

18.      Prior  Contracts

         This Contract  supersedes and  terminates,  as of the date hereof,  the existing custodian  contracts between the Permanent Portfolio Fund, Inc. and the

Custodian  dated October 15, 1982,  as amended,  relating to the custody of such

Fund’s  assets.  Any  reference  to the  Custodian  Contract  between  Permanent

Portfolio Fund,  Inc. and the Custodian in documents  executed prior to the date hereof shall be deemed to refer to this Contract.

         IN WITNESS  WHEREOF,  each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 18th day of August, 1987.

ATTEST                              PERMANENT PORTFOLIO FUND, INC.

/s/ Alan M. Sergy                   By   /s/ Terry Coxon
---------------------               ------------------------------

ATTEST                              STATE STREET BANK AND TRUST COMPANY

/s/                                 By   /s/
---------------------               -------------------------------
  Assistant Secretary                    Vice President

                                      -36-

                                    EXHIBIT A

         In reference to the  Custodian  Contract  between  Permanent  Portfolio
Fund, Inc. and State Street Bank and Trust Company,  it is understood and agreed that  transactions in, and payment in advance of delivery for gold,  silver,  or
Swiss francs, or future or forward  contracts on gold,  silver, or Swiss francs, will, be made only in the following cases:

        1.    A transaction of gold or silver through the use of Comex receipts.

        2.    Futures transactions of currency  or  metal  and  the  marking of those transactions thereafter.

        3.    Forward transactions of currency  or  metal  and  the  marking of those transactions thereafter.

        In all cases, written authorization must be forthcoming  to  execute the above stated transactions without delivery versus payment.

                                      -37-